EXHIBIT A

TO

MUTUAL FUND AND VARIABLE INSURANCE TRUST

DISTRIBUTION PLAN

As of June 23, 2016

The following classes of shares (“Classes”) of the Mutual Fund and Variable Insurance Trust (the “Trust”) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

Fund	Share Class	Effective Date	Fees
			(As a percentage of ADNA of Shares of the applicable Class)
Rational Dividend Capture Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
Rational Risk Managed Emerging Markets Fund
	Class A Shares Class C Shares	December 28, 2009 February 26, 2016	0.25 1.00
Rational Real Strategies Fund
	Class A Shares Class C Shares	April 30, 2007 February 26, 2016	0.25 1.00
Rational Defensive Growth Fund
	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
Rational Strategic Allocation Fund
	Class A Shares Class C Shares	July 31, 2009 February 26, 2016	0.25 1.00

Catalyst Dividend Capture VA Fund		January 1, 2016	0.25

Catalyst Insider Buying VA Fund Catalyst Managed Futures VA Strategy Fund	Class A Shares Class C Shares	January 1, 2016 February 26, 2016 February 26, 2016	0.25 0.25 1.00

Rational Iron Horse Fund	Class A Shares Class C Shares	May 26, 2016 May 26, 2016	0.25 1.00

Rational Dynamic Momentum Fund	Class A Shares Class C Shares Institutional Shares	May 26, 2016 May 26, 2016 June 23, 2016	0.25 1.00 0.25

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/Jerry Szilagyi
Print Name: Jerry Szilagyi
Title: President and Chief Executive Officer